EXHIBIT 99.3

Unaudited Pro Forma Condensed Combined Financial Information

Effective as of February 22, 2024 (the “Closing Date”), Lendway, Inc. (the “Company”) completed the acquisition (the “Acquisition”) of Bloomia B.V., a private company with limited liability incorporated under the laws of the Netherlands (“Bloomia”). Bloomia is a leader in the fresh cut tulip industry originally founded in the Netherlands. The Company has prepared the accompanying unaudited pro forma condensed consolidated financial information in accordance with Article 11 of Regulation S-X. All amounts within are presented in thousands except share and per share data.

The following unaudited pro forma condensed combined financial information derived from the historical condensed consolidated balance sheet and statement of operations of the Company and the historical consolidated balance sheet and statement of operations of Bloomia, after giving effect to the Acquisition (as defined in Note 1 – Description of the Acquisition and Financing Transactions) and the pro forma effects of certain assumptions and adjustments described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Information below.

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•	Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (“ASC 805”) where the assets and liabilities of Bloomia will be recorded by the Company at their respective fair values as of the date the Acquisition was completed;
•	The Acquisition Transaction as defined in Note 1 – Description of the Acquisition and Financing Transactions including purchase consideration of $53,359, comprised of approximately $34,919 in cash, $15,450 of seller bridge loans, and $2,990 of rollover equity, issued in the equity of Tulp 24.1, was transferred in exchange for the right, title, and interest in and to all the outstanding equity of Bloomia;
•	The Financing Transaction (as defined in Note 1 – Description of the Acquisition and Financing Transactions); and
•	Adjustments to reflect the impact of the Acquisition Transactions, Financing Transactions and transaction costs to the unaudited pro forma condensed combined statement of operations.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2023 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 are derived from and should be read in conjunction with the consolidated financial statements and accompanying notes to  the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023 andBloomia’s audited consolidated financial statements for the fiscal year ended June 30, 2023 and its unaudited interim financial statements for the six-month period ended December 31, 2023 of Bloomia. The unaudited pro forma condensed combined financial information gives effect to the Acquisition and the Financing Transactions as if they had occurred on (i) December 31, 2023 for purposes of the unaudited pro forma condensed combined balance sheet, and (ii) January 1, 2023, the beginning of the earliest period presented, for purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023.

The unaudited pro forma condensed combined financial information has been prepared for informational purposes only in accordance with the rules and regulations of the U.S. Securities and Exchange Commission, and are not necessarily indicative of the consolidated financial position or results of operations that would have been achieved had the Acquisition and the Financing Transactions occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations that the combined company may achieve after  the Acquisition. Pro forma adjustments reflected in the unaudited pro forma condensed combined financial information is based on preliminary information and certain assumptions that we believe are reasonable, and do not reflect any cost savings, operating synergies or revenue synergies that may result from the Acquisition or the costs to achieve such synergies.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States, or U.S. GAAP, which requires all of the following steps: (a) identifying the acquirer; (b) determining the acquisition date; (c) recognizing and measuring the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; and (d) recognizing and measuring goodwill or a gain from a bargain purchase. For the Acquisition, the Company is determined to be the accounting acquirer of Bloomia. The identifiable assets acquired, and liabilities assumed, and goodwill are measured and recorded at their acquisition date fair value. The results of operations for the combined company will be reported prospectively after the Acquisition date. the Company intends to finalize the valuations, other studies, and the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Acquisition. The assets and liabilities of Bloomia have been measured based on various preliminary estimates using assumptions the Company believes are reasonable based on information that is currently available. Accordingly, actual adjustments may differ from the amounts reflected in the unaudited pro forma condensed combined financial information and the differences may be material. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information. An initial review of the accounting policies was completed to determine no material differences. As part of the continued integration of Bloomia, the Company will continue to review the accounting policies and practices of Bloomia, and as a result, may identify differences between the accounting policies and practices of the two companies that, when conformed, could have an impact on the future financial statements of the Company after giving effect to the Acquisition.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2023

(Amounts in thousands)

			(Note 5)
	Lendway, Inc.	Bloomia B.V.	Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$16,077	$900	$(34,919	)(5b)	$22,496	(5n)	$3,009
			(1,545	)(5j)
Accounts receivable, net	-	1,440	-		-		1,440
Related party receivable	-	613	(613	)5h	-		-
Receivable from escrow account	200	-	-		-		200
Income tax receivable	14	-	-		-		14
Inventories, net	-	11,957	1,522	(5g)	-		13,479
Prepaid expenses and other current assets	38	1,765	-		-		1,803
Other current assets related to discontinued operations	292	-	-		-		292
Total current assets	16,621	16,675	(35,555)		22,496		20,237

Property and equipment, net	35	7,486	2,527	(5e)	-		10,916
			868	(5l)
Equity-method investments	-	102	67	(5f)	-		169
Operating lease right-of-use assets	7	32,280	2,009	(5l)	-		34,296
Finance lease right-of-use assets	-	890	(868)	(5l)			22
Long-term receivable	-	365	-				365
Note receivable	-	1,000	-		-		1,000
Goodwill	-	-	10,216	(5c)			10,216
Intangible assets, net	-	-	26,870	(5d)	-		26,870
Other, net	10	-	-		126	(5n)	136
Total assets	$16,673	$58,798	$6,134		$22,622		$104,227

Liabilities and Stockholders' equity
Current liabilities:
Accounts payable	$32	$952	$-		$-		$984
Accrued compensation	635	509	1,019	(5k)	-		2,163
Other	168	-	-		-		168
Accrued expenses and other current liabilities	-	890	407	(5l)	-		1,297
Current portion of operating lease liabilities	4	866	79	(5l)	-		949
Current portion of finance lease liabilities	-	392	(379)	(5l)	-		13
Short-term debt	-	-	2,700	(5m)	1,265	(5n)	3,965
Current liabilities related to discontinued operations	257	-	-		-		257
Total current liabilities	1,096	3,609	3,826		1,265		9,796
Accrued income tax	42	-	-		-		42
Operating lease liabilities, net of current portion	3	32,833	511	(5l)			33,347
Finance lease liabilities, net of current portion	-	37	(28)	(5l)	-		9
Long-term debt	-	5,432	(5,432	)(5h)	21,357	(5n)	34,107
			12,750	(5m)
Deferred tax liabilities, net	-	2,290	7,659	(5i)	-		9,949
Total liabilities	1,141	44,201	19,286		22,622		87,250

Commitments and Contingencies	-	-	-		-		-

Stockholders' Equity
Common stock	17	-	-		-		17
Capital stock	-	23	(23	)(5h)			-
Accumulated other comprehensive income	-	83	(83	)(5h)			-
Additional paid-in capital	16,176	-	-		-		16,176
Retained earnings/(Accumulated deficit)	(661)	14,491	(14,491	)(5h)	-		(2,206)
			(1,545	)(5j)
Non-controlling interest	-	-	2,990	(5a)	-		2,990
Total Stockholders' equity	15,532	14,597	(13,152)		-		16,977
Total Liabilities and Stockholders' Equity	$16,673	$58,798	$6,134		$22,622		$104,227

See accompanying notes to unaudited condensed combined financial information.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2023

(Amounts in thousands, except share and per share data)

		(Note 3)	(Note 6)
	Lendway, Inc.	Bloomia B.V.	Transaction Accounting Adjustments - Acquisition		Transaction Accounting Adjustments - Financing		Pro Forma Combined
Revenue, net	$-	$44,581	$-		$-		$44,581
Cost of goods sold	-	31,200	(24	)(6a)	-		32,786
			1,522	(6c)
			88	(6d)
Gross profit	-	13,380	(1,586)		-		11,794

Operating expenses:
General and administrative expenses	3,323	8,308	2,614	(6b)	-		14,248
			(2	)(6a)
			5	(6d)
Sales and marketing expenses	196	40	-		-		236
Transaction expenses	-	-	1,545	(6e)	-		1,545
Total operating expenses	3,519	8,348	4,162		-		16,029
Operating income (loss)	(3,519)	5,032	(5,748)		-		(4,234)

Other Income / (Expense):
Interest income	518	-	-		-		518
Interest expense	-	-	(1,103	)(6i)	(2,105	)(6j)	(3,208)
Foreign exchange difference, net	-	948	-		-		948
Other income (expenses), net	-	(228)	-		(152	)(6j)	(380)
Gain on sale of equity investment	-	2,500	(2,500	)(6h)	-		-
Income (loss) before income taxes and equity in net income of unconsolidated investments	(3,001)	8,252	(9,351)		(2,257)		(6,356)
Income tax (benefit) expense	20	2,260	(2,479	)(6g)	(598	)(6l)	(1,443)
			(645	)(6g)
Income before equity in net income of unconsolidated investments	(3,021)	5,992	(6,227)		(1,658)		(4,914)
Equity in net income of unconsolidated investments (net of tax)	-	17	-		-		17
Net Income (loss)	(3,021)	6,009	(6,227)		(1,658)		(4,897)
Less: Net income (loss) attributable to noncontrolling interests	-	-	(174	)(6f)	(308	)(6k)	(483)
Net Income (loss) attributable to Lendway	$(3,021)	$6,009	$(6,052)		$(1,350)		$(4,414)

Net loss per basic and diluted share	$(1.70)						$(2.48)
Shares used in calculation of net loss per basic and diluted share	1,781,000						1,781,000

See accompanying notes to unaudited condensed combined financial information.

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Acquisition and Financing Transactions

 “Acquisition Transaction”

On February 22, 2024, the Company acquired majority ownership in Bloomia and its subsidiaries for a price of $53,359, comprised of approximately $34,919 in cash, $15,450 of seller bridge loans, and $2,990 of rollover equity, issued in the equity of Tulp 24.1. Bloomia purchases tulip bulbs, hydroponically grows tulips from the bulbs, and sells the stems to retail stores. the Company owns a significant majority of the ownership interest in, and is the managing member of, Tulp 24.1, LLC (“Tulp 24.1”), which holds the Bloomia entities. Bloomia’s continuing CEO, W.F. Jansen (“Jansen”), owns the remaining ownership interest, representing approximately 18.6% of Tulp 24.1.

Part of the Purchase Price was not paid in cash to the sellers at closing but was instead satisfied by two bridge loans dated February 22, 2024, aggregating to $12,750 by and between Botman Bloembollen B.V., Jansen, H.J. Strengers, Tulp 24.1, Tulipa Acquisitie Holding B.V. and the Company (“Bridge Loan 1”) and for $2,700 by and between Botman Bloembollen B.V. and Tulipa Acquisitie Holding B.V. (“Bridge Loan 2”).

Bridge Loan 1 provided by Botman Bloembollen for an amount of $12,090, Jansen for an amount of $400 and Strengers for an amount of $260 to the Company. The interest under the Bridge Loan 1 increases annually by 2%, from 8% per annum in the first year after the Closing Date up to 16% in the fifth year after the Closing Date and beyond. Principal payments are due under an excess cash flow provision calculated in accordance with the bridge loan agreement. the Company guaranteed the obligations of the borrowers under the Bridge Loan 1 and a second ranking right of pledge will be vested in favor of the lenders on the shares in Tulp 24.1. Therefore, in the event a repayment will not be possible from the operating cash and/or otherwise restricted by the subordination agreement, the Company shall be obliged to pay such amount and will subsequently have a claim against Tulp 24.1.

Bridge Loan 2 provided by Botman Bloembollen for an amount of $2,700 shall be paid weekly by the Borrower with 60% of the available net operating cash flow or balance sheet cash as referred to in the definition of ‘Permitted Payment’ under (c) of the Subordination Agreement, and (ii) no less than 50% of the loan by the end of the first 4-week period after the date of the agreement due on the loan to the lender, to the extent permissible under the Subordination Agreement. The interest under the Bridge Loan 2 is 8% per annum. the Company guaranteed the obligations of the Borrower under the Bridge Loan 2 and a second/third ranking right of pledge will be vested in favor of the Lender on the shares in Tulp 24.1.

“Financing Transaction”

On February 20, 2024, the Company entered into a Credit Agreement as the parent guarantor, together with Tulp 24.1, as borrower (the Borrower”), with Bloomia, and Fresh Tulips USA, LLC, a Virginia limited liability company, as guarantors, with Associated Bank, N.A., a national banking association, as agent for itself and the other lenders from time-to-time party thereto (the “Credit Agreement”). Under the Credit Agreement, the lenders funded $18,000 in term loans to fund the Borrower’s acquisition of Bloomia. The Credit Agreement also contains a $6,000 revolving facility, which may be used by the Borrower for general business purposes and working capital. Borrowings under the Credit Agreement bear interest at a rate per annum equal to secured overnight financing rate “Term SOFR”, as defined within the Credit Agreement, for an interest period of one month plus 3.0%. In addition to paying interest on the outstanding principal under the Credit Agreement, the Borrower is required to pay a commitment fee of 0.50% on the unutilized commitments under the revolving credit facility. The term loans will be repaid in quarterly installments of $450, commencing on June 30, 2024. Additional principal payments may be required under the “excess cash flow provision”. The remaining outstanding balance will be repaid in full after five years. The scheduled maturity of the revolving facility is February 20, 2029.

2. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 presented herein are derived from the historical financial statements of the Company and Bloomia. The following financial information was combined:

•	The unaudited pro forma condensed combined balance sheet as of December 31, 2023 is presented as if the Acquisition and the Financing Transactions had occurred on December 31, 2023 and combines the historical unaudited condensed consolidated balance sheet of the Company as of December 31, 2023 with the historical unaudited consolidated balance sheet of Bloomia as of December 31, 2023.

•	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 has been prepared as if the Acquisition and Financing Transactions had occurred January 1, 2023, the beginning of the Company’s annual period presented, and combines the Company’s historical audited consolidated statement of operations for the year ended December 31, 2023 with Bloomia’s historical unaudited consolidated statement of operations for the six-month interim period ended June 30, 2023 which was obtained from the audited financial statements for Bloomia’s fiscal year ended June 30, 2023 and the six-month unaudited interim period ended December 31, 2023.

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The Acquisition is accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805 and using the fair value concepts defined in ASC 820, Fair Value Measurements. Under ASC 805, identifiable assets acquired and liabilities assumed are recorded at their acquisition date fair value with the exception of deferred income taxes which are recorded in accordance with ASC 740. Transaction costs incurred by the Company, associated with the business combination, are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. The preliminary fair value estimates of the net assets acquired are based upon preliminary calculations and valuations, and those estimates and assumptions regarding certain tangible assets acquired and liabilities assumed, the valuation of intangible assets acquired, income taxes, and goodwill are subject to change as the Company obtains additional information during the measurement period (up to one year from the Acquisition date). Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the Acquisition are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the Acquisition during the twelve-month period following the Acquisition, which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Acquisition. The unaudited pro forma condensed combined financial information is not necessarily indicative of the consolidated financial position or results of operations that would have been achieved had the Acquisition and the Financing Transactions occurred on the dates indicated, nor are they meant to be indicative of any future consolidated financial position or future results of operations the Company will experience.

3. Bloomia’s Statement of Operations Reconciliation for Twelve Months Ended December 31, 2023

The historical audited financial statements of Bloomia are for the twelve months ended June 30 while the audited financial statements for the Company are for the twelve months ended December 31. Because the difference in fiscal year ends of the two companies exceeds 93 days, the Bloomia interim results for the six months ended December 31, 2023 were added to the fiscal year results while the six-month period ended December 31, 2022 interim results were removed to arrive at a comparable twelve-month period to that of the Company. Below reflects the reconciliation derived from the interim and annual financial statements presented elsewhere within this filing.

	Twelve months ended June 30, 2023 (A)	July 1, 2022 through December 31, 2022 (B)	July 1, 2023 through December 31, 2023 (C)	Fiscal Year 2023 Results through December 31, 2023 (A - B + C = D)
Revenue, net	$44,783	$11,886	$11,684	$44,581
Cost of goods sold	31,149	9,390	9,441	31,200
Gross profit	13,634	2,496	2,243	13,380
Operating expenses:
General and administrative expenses	8,167	3,971	4,112	8,308
Sales and marketing expense	46	27	21	40
Total operating expenses	8,213	3,998	4,133	8,348
Operating income (loss)	5,421	(1,502)	(1,890)	5,032
Foreign exchange difference, net	598	(288)	62	948
Other (income), net	(152)	(52)	(128)	(228)
Gain on sale of equity investment	2,500	-	-	2,500
Income before income taxes and equity in net income of unconsolidated investments	8,367	(1,842)	(1,956)	8,252
Income tax (benefit) expense	2,174	(315)	(229)	2,260
Income before equity in net income of unconsolidated investments	6,193	(1,527)	(1,727)	5,992
Equity in net income of unconsolidated investments (net of tax)	43	27	1	17
Net income (loss)	$6,236	$(1,500)	$(1,726)	$6,009

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Allocation

Preliminary Purchase Price Allocation

The aggregate purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial information. The following table provides a summary of the aggregate purchase consideration allocation by major categories of assets acquired and liabilities assumed based on the Company’s preliminary estimate of their respective fair values:

Amount
Cash consideration	$34,919
Equity issued in subsidiary (noncontrolling interest)	2,990
Seller Bridge Loans	15,450
Total purchase consideration	$53,359

Preliminary Aggregate Purchase Consideration Allocation
Preliminary Aggregate Purchase Consideration	$53,359
Identifiable assets acquired
Cash and cash equivalents	900
Accounts receivable, net	1,440
Inventories	13,479
Prepaid and other	1,763
Property and equipment	10,013
Equity-method investments	169
Operating lease right-of-use assets	34,289
Finance lease right-of-use assets	890
Long-term receivable	365
Note receivable	1,000
Intangible assets	26,870
Total assets assumed	$91,180

Liabilities assumed
Accounts payable	$952
Accrued compensation	1,528
Accrued expenses and other current liabilities	890
Current portion of finance lease liabilities	392
Current portion of operating lease liabilities	945
Finance lease liabilities, net of current portion	37
Operating lease liabilities, net of current portion	33,344
Deferred tax liabilities, net	9,949
Total liabilities assumed	$48,037
Pro forma goodwill	$10,216

Goodwill represents the excess of the aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Acquisition. The actual amount of goodwill to be recorded in connection with the Acquisition is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Acquisition.

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5. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Acquisition Accounting Adjustments

This note should be read in conjunction with other notes in the unaudited pro forma combined financial information. Adjustments represent the following:

(a) Adjustment represents the rollover equity by the CEO of Bloomia into an ownership interest in Tulp 24.1 in accordance with the Acquisition.

(b) Reflects the cash consideration issued to the seller and the elimination of the historical debt.

(c) Adjustment represents the goodwill recorded which is calculated as the fair value of consideration transferred in excess of the preliminary fair value of the assets acquired and liabilities assumed from the Acquisition. Refer to Note 4 for allocation to goodwill.

(d) The table below sets forth intangible assets recognized as a result of the Acquisition in accordance with ASC 805. The pro forma intangible adjustments are calculated based on the fair value on the date of the Acquisition.

Intangible Assets	Amount	Useful Life
		(in years)
Customer relationships	$18,300	12
Trade name	8,570	n/a
Pro forma net adjustment to acquired intangible assets	$26,870

(e) The table below sets forth property and equipment at fair value on the date of the Acquisition in accordance with ASC 805.

Property and equipment	Amount	Weighted Average Useful Life (rounded)
		(in years)
Machinery and equipment	$9,100	10
Leasehold improvements	73	5
Bushes	456	8
Vehicles	349	7
Furniture and fixtures	35	2
Pro forma fair value of property and equipment	10,013
Removal of Bloomia's historical property and equipment, net of accumulated depreciation	(7,486)
Pro forma net adjustment to acquired property and equipment, net	$2,527

(f) Adjustment reflecting the fair value of equity method investments acquired as a result of the Acquisition in accordance with ASC 805.

(g) Adjustment reflecting the fair value of inventory acquired as a result of the Acquisition in accordance with ASC 805.

(h) Represents the elimination of Bloomia's historical equity balances and historical related party amounts owed from seller that were not acquired in connection with the Acquisition.

(i) Reflects (i) $8,304 of purchase accounting adjustments to deferred taxes resulting primarily from the differences in the treatment of intangible assets, inventories and property and equipment for GAAP and tax purposes and (ii) the elimination of the Company’s deferred tax asset valuation allowance of $645 for a net adjustment to the combined pro forma company of $7,659. Because Bloomia will be included in the Company’s consolidated tax return following the acquisition, the Company has determined that the deferred tax liabilities related to the Acquisition provide sufficient taxable income to realize the Company’s deferred tax assets of. All gross deferred amounts are recorded based on the estimated blended statutory tax rate of approximately 26.5%. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

(j) Reflects the buyer transaction costs incurred in connection with the Acquisition. These costs are reflected as a reduction in cash and a decrease to retained earnings within the unaudited pro forma condensed combined balance sheet.

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(k) Reflects payroll taxes accrued on transaction bonus earned upon closing of the Acquisition. Further, the bonus was settled at close in issued rollover equity of Tulp 24.1 and reflected in purchase consideration rather than settled in cash.

(l) Reflects the changes in value of right-of-use assets and lease obligations as of the Acquisition date, as well as short term leases that were not subjected to ASC 842 and have been reclassified to other accounts.

(m) Adjustment represents a $12,750 and $2,700 seller bridge loan to finance the cash consideration portion of total consideration. The $12,750 bridge loan has a term of 5 years and is therefore classified as long-term. The bridge loan does require the Borrower to make excess cash flow payments, to the extent available based on the contractual terms. These costs have not been estimated or reflected for the purposes of this disclosure. The $2,700 bridge loan is to be repaid two months after the commencement date, therefore is classified as a short-term obligation. Deferred issuance costs associated with the bridge loans were determined to be immaterial.

Financing Transaction Adjustments

(n) The table below sets forth debt recognized in connection with the Acquisition in accordance with ASC 805:

Debt, net
Term loan, net of deferred issuance costs	$17,622
Revolving credit facility	5,000
Pro forma net adjustments to debt	22,622
Less: Short-term debt (net of debt issuance costs)	(1,265)
Pro forma adjustment to long-term debt	$21,357

Deferred financing costs of $126 relate to the revolving credit facility and are classified within other assets on the condensed combined balance sheet.

6. Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations

Acquisition Accounting Adjustments

(a) The table below reflects the incremental depreciation associated with the acquired property and equipment recognized as a result of the Acquisition:

Property and equipment	Weighted Average Useful Life (rounded)	Amount	Annual Depreciation
	(in years)
Machinery and equipment	10	$9,100	$886
Leasehold improvements	5	73	15
Bushes*	8	456	25
Vehicles	7	349	48
Furniture and fixtures	2	35	16
Pro forma fair value and depreciation		$10,013	$990
Removal of Bloomia's historical depreciation, cost of sales			(923)
Removal of Bloomia's historical depreciation, general and administrative			(93)
Pro forma total adjustment to depreciation			$(26)
Pro forma net adjustment to depreciation, cost of sales			$(24)
Pro forma net adjustment to depreciation, general and administrative			$(2)

- * Bushes are only depreciated when maturity is reached.

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(b) The table below reflects the incremental amortization associated with the intangible assets recognized as a result of the Acquisition:

Amortization of Intangible Assets	Estimated Useful Life	Estimated Fair Value	For the year ended December 31, 2023
Customer relationships	7 years	$18,300	$2,614
Trade name	Indefinite	8,570	-
Pro forma net adjustment to amortization		$26,870	$2,614

(c) Adjustment represents the incremental cost of sales to be incurred associated with the inventory step up recognized as a result of the Acquisition.

(d) Reflects the expense associated with the changes to the right-of-use assets and lease obligations discussed in Note 5l.

(e) Represents transaction costs incurred by the Company in connection with the closing of the Acquisition on February 22, 2024. These costs were not included in the Company 's historical statement of operations for the year ended December 31, 2023 but represent nonrecurring costs direct and incremental to the transaction.

(f) Represents the noncontrolling interest for pro forma income of Bloomia of approximately 18.6% owned by the CEO of Bloomia directly in Tulp 24.1. This adjustment also reflects the incremental loss of the noncontrolling interest associated with its share of the management fee paid to the Company at an estimated $720.

For the year ended December 31, 2023
Bloomia net income	$6,009
Net loss from Acquisition Transaction adjustments	(6,227)
Tulp 24.1 management services cost	(720)
Tulp 24.1 net loss (excluding interest cost)	(730)
Noncontrolling interest ownership	18.60%
Noncontrolling interest pro forma Acquisition Transaction adjustment	$(174)

(g) Reflects (i) $2,479 of income tax impact of the Acquisition accounting adjustments utilizing an estimated blended statutory income tax rate of approximately 26.5% for the year ended December 31, 2023 and (ii) the acquisition of Bloomia will result in the reversal of $645 of the Company’s valuation allowance. As a result, the combined entity would have benefited from the Company’s historical pretax losses in the pro forma period presented. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.

(h) To reflect the adjustment to eliminate nonrecurring gains from the historical statement of operations that will not have a continuing impact on the combined entity.

(i) The adjustment to record interest expense assumes the bridge loans were obtained on January 1, 2023. The adjustment assumes the $12,750 bridge loan and was outstanding for the entire year ended 31 December 2023, and that the $2,700 bridge loan was outstanding for the first two months of 2023 due to its contractual maturity of two months. The interest rate for this pro forma adjustment is 8% for the $12,750 bridge loan and 10% for the $2,700 bridge loan.

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Interest Expense	For the year ended December 31, 2023
Estimated interest expense on $12,750 bridge loan facility	$1,069
Estimated interest expense on $2,700 bridge loan facility	34
Pro forma net adjustment to Interest and other related expense, net	$1,103

A one-eighth of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $17 for the twelve months ended December 31, 2023.

Financing Transaction Adjustments

(j) The table below sets forth the future interest expense and debt related fees for purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 associated with the term loan and revolving credit facility recognized in connection with the Acquisition:

Interest Expense	For the year ended December 31, 2023
Interest expense and amortization of deferred issuance costs	$2,100
Unused revolving credit facility fees	5
Pro forma net adjustment to Interest and other related expense, net	$2,105

 A one-eighth of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $28 for the twelve months ended December 31, 2023.

Additionally reflects the elimination of the historical interest expense, of which $152 was contained in other expenses on the historical financial statements.

(k) Represents the 18.6% noncontrolling interest in the pro forma interest expense of Tulp 24.1.

(l) Reflects the income tax impact of the Financing Transaction adjustments utilizing an estimated blended statutory income tax rate of approximately 26.5% for the year ended December 31, 2023 The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Acquisition, including cash needs, the geographical mix of income and changes in tax law.

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